EXHIBIT 10.3

PREMIERE GLOBAL SERVICES, INC.
FIRST AMENDMENT TO
FOURTH AMENDED AND RESTATED
EXECUTIVE EMPLOYMENT AGREEMENT

           THIS FIRST AMENDMENT to the Fourth Amended and Restated Executive Employment Agreement (the “First Amendment”) is made and entered into by and between PREMIERE GLOBAL SERVICES, INC., a Georgia corporation (the “Company”), and BOLAND T. JONES (the “Executive”), dated as of September 15, 2006.

BACKGROUND STATEMENT:

          WHEREAS, the Company and the Executive entered into that certain Fourth Amended and Restated Executive Employment Agreement on April 18, 2005, to be effective as of January 1, 2005 (“the “Original Agreement”); and

          WHEREAS, the Company and the Executive desire to amend the Original Agreement as set forth herein;

          NOW, THEREFORE, in consideration of and reliance upon the foregoing and other good and valuable consideration, the adequacy and sufficiency of which are hereby acknowledged, the Company and the Executive hereby amend the Original Agreement as follows:

          1.           The following language is hereby added as the second sentence to Section 2.5. “Severance Pay” to the Original Agreement:

Any non-renewal of the term of this Agreement by the Company pursuant to Section 4 hereof, in contemplation of, or within the twenty-four (24) month period following, a Change in Control shall be deemed to constitute a termination by the Company without Cause as of the expiration of the then-current term of this Agreement.

          2.           Section 7. “Section 409A Compliance” to the Original Agreement is hereby deleted in its entirety and replaced with the following:

          Section 7.           Section 409A Compliance.

          Notwithstanding anything in the Agreement to the contrary, if any amount or benefit that would constitute “deferred compensation” for purposes of Section 409A of the Code, would otherwise be payable or distributable under the Agreement by reason of the Executive’s separation from service, then if and to the extent necessary to comply with Section 409A of the Code, the payment or distribution of such amount or benefit will be delayed until the first day following the six (6) month anniversary of the Executive’s termination of service. On such date, the Company will pay or distribute to the Executive an amount equal to that which the Executive would normally have received during such six (6) month period. Thereafter, payments and benefits will be paid or distributed as provided in the Original Agreement.

          3.           Except as otherwise provided herein, the terms and conditions of the Original Agreement shall remain in full force and effect.

          IN WITNESS WHEREOF, the parties hereto have executed this First Amendment on the date hereof.

PREMIERE GLOBAL SERVICES, INC.

	By:	/s/ L. Scott Askins

Its: SVP-Legal

ATTEST:

/s/ Michele J. Nelson

EXECUTIVE

	By:	/s/ Boland T. Jones
Boland T. Jones